Strategic Partners Opportunity Funds
Strategic Partners Focused Growth Fund

Supplemental Proxy Information (Unaudited)


A meeting of the Fund's shareholders was held on July 17, 2003, in conjunction with
shareholder meetings for certain other funds within the Strategic Partners Mutual Fund complex. The meeting was held for the following purpose:

To elect the following ten individuals to serve on the Fund's
 Board of Trustees to a term
until the earlier to occur (a) the next meeting of shareholders at which Board Members are elected and until their successors are elected and qualified or (b) until their terms
expire in accordance with each Fund's retirement policy which generally calls for the retirement of Trustees on December 31 of the year in which they reach the age of 75.

o David E.A. Carson
o Robert E. La Blanc
o Douglas H. McCorkindale
o Stephen P. Munn
o Richard A. Redeker
o Robin B. Smith
o Stephen Stoneburn
o Clay T. Whitehead
o Judy A. Rice
o Robert F. Gunia

The results of the proxy solicitation on the above matters were:

Trustee	Votes For	Votes Against	Abstentions

David E.A. Carson	19,310,214	--	--
Robert E. La Blanc	19,313,951	--	--
Douglas H. McCorkindale	19,322,992	--	--
Stephen P. Munn	19,319,158	--	--
Richard A. Redeker	19,319,602	--	--
Robin B. Smith	19,317,441	--	--
Stephen Stoneburn	19,322,878	--	--
Clay T. Whitehead	19,320,297	--	--
Judy A. Rice	19,319,032	--	--
Robert F. Gunia	19,319,106	--	--

One or more matters in addition to the election of Trustees were submitted for shareholder approval, and the shareholder meeting relating to those matters was adjourned until a date following the close of the reporting period.













Strategic Partners Opportunity Funds
Strategic Partners Focused Value Fund

Supplemental Proxy Information (Unaudited)


A meeting of the Fund's shareholders was held on July 17, 2003, in conjunction with shareholder meetings for certain other funds within the Strategic Partners
 Mutual Fund
complex. The meeting was held for the following purpose:

To elect the following ten individuals to serve on the Fund's
Board of Trustees to a term
until the earlier to occur (a) the next meeting of shareholders at which Board Members are elected and until their successors are elected and qualified or
(b) until their terms
expire in accordance with each Fund's retirement policy which generally calls for the retirement of Trustees on December 31 of the year in which they reach the age of 75.

o David E.A. Carson
o Robert E. La Blanc
o Douglas H. McCorkindale
o Stephen P. Munn
o Richard A. Redeker
o Robin B. Smith
o Stephen Stoneburn
o Clay T. Whitehead
o Judy A. Rice
o Robert F. Gunia

The results of the proxy solicitation on the above matters were:


Trustee	Votes For	Votes Against	Abstentions

David E.A. Carson	17,137,438	--	--
Robert E. La Blanc	17,135,276	--	--
Douglas H. McCorkindale	17,139,424	--	--
Stephen P. Munn	17,140,252	--	--
Richard A. Redeker	17,141,477	--	--
Robin B. Smith	17,120,790	--	--
Stephen Stoneburn	17,138,706	--	--
Clay T. Whitehead	17,138,063	--	--
Judy A. Rice	17,139,815	--	--
Robert F. Gunia	17,141,554	--	--


One or more matters in addition to the election of Trustees were submitted for shareholder approval, and the shareholder meeting relating to those matters was adjourned until a date following the close of the reporting period.










Strategic Partners Opportunity Funds
Strategic Partners Mid-Cap Value Fund

Supplemental Proxy Information (Unaudited)


A meeting of the Fund's shareholders was held on July 17, 2003, in conjunction with shareholder meetings for certain other funds within the Strategic
Partners Mutual Fund
complex. The meeting was held for the following purpose.

To elect the following ten individuals to serve on the Fund's Board of Trustees to a term
until the earlier to occur (a) the next meeting of shareholders at which Board Members are elected and until their successors are elected and qualified or
(b) until their terms
expire in accordance with each Fund's retirement policy which generally calls for the retirement of Trustees on December 31 of the year in which they reach the age of 75.

o David E.A. Carson
o Robert E. La Blanc
o Douglas H. McCorkindale
o Stephen P. Munn
o Richard A. Redeker
o Robin B. Smith
o Stephen D. Stoneburn
o Clay T. Whitehead
o Judy A. Rice
o Robert F. Gunia

The results of the proxy solicitation on the above matters were:


Trustees	Votes For	Votes Against	Abstentions

David E.A. Carson	11,684,237	--	--
Robert E. La Blanc	11,677,988	--	--
Douglas H. McCorkindale	11,682,261	--	--
Stephen P. Munn	11,687,365	--	--
Richard A. Redeker	11,686,925	--	--
Robin B. Smith	11,684,791	--	--
Stephen D. Stoneburn	11,685,666	--	--
Clay T. Whitehead	11,685,277	--	--
Judy A. Rice	11,687,744	--	--
Robert F. Gunia	11,686,462	--	--


One or more matters in addition to the election of Trustees were submitted for shareholder approval, and the shareholder meeting relating to those matters was adjourned until a date following the close of the reporting period.








Strategic Partners Opportunity Funds
Strategic Partners New Era Growth Fund

Supplemental Proxy Information (Unaudited)


A meeting of the Fund's shareholders was held on July 17, 2003, in conjunction with shareholder meetings for certain other funds within the Strategic
Partners Mutual Fund
complex. The meeting was held for the following purpose:

To elect the following ten individuals to serve on the Fund's Board of Trustees to a term until the earlier to occur (a) the next meeting of shareholders at which Board Members are elected and until their successors are elected and qualified or (b) until their terms expire in accordance with each Fund's retirement policy which generally calls for the retirement of Trustees on December 31 of the year in which they reach the age of 75.

o David E.A. Carson
o Robert E. La Blanc
o Douglas H. McCorkindale
o Stephen P. Munn
o Richard A. Redeker
o Robin B. Smith
o Stephen Stoneburn
o Clay T. Whitehead
o Judy A. Rice
o Robert F. Gunia

The results of the proxy solicitation on the above matters were:


Trustee	Votes For	Votes Against	Abstentions

David E.A. Carson	15,093,561	--	--
Robert E. La Blanc	15,091,069	--	--
Douglas H. McCorkindale	15,090,897	--	--
Stephen P. Munn	15,097,575	--	--
Richard A. Redeker	15,097,075	--	--
Robin B. Smith	15,094,452	--	--
Stephen Stoneburn	15,099,340	--	--
Clay T. Whitehead	15,097,915	--	--
Judy A. Rice	15,099,604	--	--
Robert F. Gunia	15,096,079	--	--


One or more matters in addition to the election of Trustees were submitted for shareholder approval, and the shareholder meeting relating to those matters was adjourned until a date following the close of the reporting period.